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                                                                   Exhibit 10.15


    ADMINISTRATIVE SERVICES AGREEMENT

         ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement") is made and entered into as of this 31st day of July 1997, by and between CONNECTSOFT COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), and AMERICAN UNITED GLOBAL, INC., a Delaware corporation ("AUGI"), each having an office at 11130 N.E. 33rd Place, Suite 250, Bellevue, Washington 98004.


         WHEREAS, the Company has requested AUGI to provide, and AUGI has agreed to provide, certain management and administrative services to the Company pursuant to the terms and conditions hereinafter set forth.


         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

    1. ENGAGEMENT OF AUGI. During the term of this Agreement, AUGI shall provide to the Company certain management and administrative services ("Services"), as more fully described and defined below, as may be necessary or desirable, or as the Company may reasonably request or require, in connection with the business, operations and affairs of the Company. "Services" means and includes, without limitation, the furnishing of advice, assistance and guidance, and, where necessary, certain personnel and equipment to implement the same, in connection with, among other things, the use of AUGI's management information and accounting system, the preparation of all federal and state tax returns, cash management, the administration of insurance and worker's compensation programs, legal and employee benefit services and the preparation of payrolls.


    2. TERM; TERMINATION. This Agreement shall commence as of the date hereof and continue thereafter unless and until terminated by either party at any time for any reason upon not less than thirty (30) days prior notice to the other.

    3. PAYMENTS TO AUGI. In consideration of the Services provided by AUGI hereunder, the Company shall pay to AUGI fees equal to the sum of:

              (a) the actual cost or fair rental value (as applicable and appropriate) of any and all materials and equipment utilized in connection with such Services;

              (b) an hourly charge for the time spent by AUGI employees in rendering the Services, which shall be equal to the hourly rate of compensation then payable by AUGI to each such person (based on a 35-hour work week); and

              (c) an allocable pro rata portion of AUGI's administrative, overhead, office and related expenses for purposes of furnishing Services to the extent not billed to the

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Company directly.

Promptly following the end of each month and receipt of an appropriate statement from AUGI with respect thereto, the Company shall pay such fees to AUGI.

    4.   INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless AUGI against and in respect of any and all claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (collectively, "Losses") as and when incurred, arising out of, in connection with or based upon any act or omission, or alleged act or alleged omission, by AUGI in connection with the acceptance of, or the performance or non-performance by, AUGI of any of its Services under this Agreement.

         (b) AUGI shall give the Company prompt notice of any claim asserted or threatened against AUGI on the basis of which AUGI intends to seek indemnification from the Company as herein permitted; however, the obligations of the Company under this Section 4 shall not be conditioned upon receipt of such notice.

         (c)  Notwithstanding anything to the contrary contained in this
Section 4, the Company shall not be liable to indemnify AUGI in connection with any claim to the extent that AUGI's actions or omissions relating thereto (i) were not taken in good faith or not in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, (ii) exceeded the scope of its authority as set forth herein, or (iii) constituted gross negligence or willful misconduct on the part of AUGI.

         (d) AUGI shall indemnify and hold harmless the Company against and in respect any and all Losses, as and when incurred, arising out of or in connection with any act or omission of AUGI constituting gross negligence or willful misconduct in the performance or non-performance of Services.






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    5.   GENERAL.

         (a) All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by regular first-class mail, in each case, however, only against receipt, or if mailed by first class registered or certified mail, return receipt requested, addressed to the parties, Attention: President or Secretary, at their respective addresses set forth in the first page of this Agreement, or to such other person or address as may be designated by like notice hereunder. Any such notice, etc. shall be deemed to have been given on the date actually received, if personally delivered or mailed by regular first-class mail, or on the second day after the date of mailing, if mailed by registered or certified mail.

         (b) Neither this Agreement nor any rights or obligations hereunder may be transferred, assigned or delegated, in whole or in part, by any party without each other party's prior written consent. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns, but no other person or entity shall acquire or have any rights under this Agreement.

         (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without reference to conflict or choice of laws principles.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                        CONNECTSOFT COMMUNICATIONS CORPORATION


                        By: /s/ Robert Marcus
                           ------------------------------------
                             Name:  Robert Marcus
                             Title: President and CEO


                        AMERICAN UNITED GLOBAL, INC.


                        By: /s/ Robert M. Rubin
                           ------------------------------------
                             Name:  Robert M. Rubin
                             Title: Chairman and CEO




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